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                                 EQUIMED, INC.
                                   EXHIBIT 11
             STATEMENT REGARDING COMPUTATION OF EARNINGS PER SHARE
                    (in thousands, except per share amounts)
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                                                                Three months               Nine Months
                                                             ended September 30,        ended September 30,
                                                              1995          1996         1995          1996
                                                         ----------------------------------------------------
Primary:

  Weighted average common shares outstanding                20,784        28,590       20,784        27,337

  Net effect of dilutive stock options and warrants-
   based on the treasury stock method using
   average market price                                          -            14            -           109
                                                         ---------     ---------     --------     ---------

  Weighted average common share and
   equivalents outstanding                                  20,784        28,604       20,784        27,446
                                                         =========     =========     ========     =========

  Net income (loss)                                       $  2,631      $(21,673)     $ 8,651      $(18,581)
                                                         =========     =========     ========     =========

  Net loss per share                                                    $  (.076)                  $  (0.68)
                                                                       =========                  =========

  Pro forma net income                                    $  1,831                    $ 6,004
                                                         =========                   ========

  Pro forma net income per share                          $   0.09                    $  0.29
                                                         =========                   ========


Fully Diluted:

  Weighted average common shares outstanding                20,784        28,590       20,784        27,338

  Net effect of dilutive stock options and warrants-
   based on the treasury stock method using the
   June 30 price, if higher that average market price            -            10            -            95
                                                         ---------     ---------     --------     ---------

  Weighted average common share and
   equivalents outstanding                                  20,784        28,600       20,784        27,433
                                                         =========     =========     ========     =========

  Net income (loss)                                       $  2,631      $(21,673)     $ 8,651      $(18,581)
                                                         =========     =========     ========     =========

  Net loss per share                                      $  (0.76)                   $ (0.68)
                                                         =========                   ========

  Pro forma net income                                    $  1,831                    $ 6,004
                                                         =========                   ========

  Pro forma net income per share                          $   0.09                    $  0.29
                                                         =========                   ========
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